UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2018

INDOOR HARVEST CORP

(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

832-649-3998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2018, the Board of Directors (the “Board”) of Indoor Harvest Corp (the “Company”) amended the Company’s Bylaws, effective on that date. The amendments, among other things:

●	revises Article I, Section 2 regarding who can call special meetings of the shareholders;

●	revises Article I, Section 9 to change the quorum of shareholders for meetings to 33.34% of the issued and outstanding shares of the Company entitled to vote at a meeting;

●	revises Article I, Section 11 to allow for shareholders to vote via written consent of outstanding stock entitled to vote on such action having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting;

●	revises Article II, Section 2 to give the Board the authority to set the number of directors;

●	revises Article II, Sections 6 to 8 to clarify when a director’s resignation is effective, to specify that directors can only be removed for cause, and to clarify the procedure for the appointment of directors to newly created directorships or if there is a vacancy in the Board;

●	deletes Article II, Section 11; and

●	adds a new Article VI regarding the indemnification of the directors, officers, or agents of the Company.

This description is qualified in its entirety by reference to the text of the amendments, which is attached as Exhibit 3.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment Number 2 to the Corporate Bylaws of Indoor Harvest Corp, effective as of November 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP

Date: November 16, 2018	By:	/s/ Daniel Weadock
Daniel Weadock
Chief Executive Officer